UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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HIGHER ONE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to the Proxy Statement dated April 12, 2013 for the
Annual Meeting of Stockholders of Higher One Holdings, Inc.
to be Held on Thursday, May 23, 2013

May 15, 2013

On April 12, 2013, Higher One Holdings, Inc. (the “Company”) filed a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) in connection with its 2013 Annual Meeting of Stockholders to be held on Thursday, May 23, 2013 (the “Annual Meeting”). At the Annual Meeting, the Company is requesting that the stockholders of the Company approve the Higher One Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Amended and Restated Plan”), as set forth in Proposal Three of the Proxy Statement. A copy of the Amended and Restated Plan is attached as Appendix A to the Proxy Statement.

Amendment to the Amended and Restated 2010 Equity Incentive Plan.  As described in the Proxy Statement, the Amended and Restated Plan provides that 6,860,000 shares of common stock of the Company (“Shares”) in the aggregate be available for issuance under the Amended and Restated Plan (all of which may be granted as incentive stock options).  This number represented an increase of 2,000,000 Shares over the number of Shares available under the original 2010 Equity Incentive Plan prior to its amendment and restatement by the Board of Directors of the Company, subject to approval of stockholders at the Annual Meeting.

However, after filing the Proxy Statement, the Company’s Board of Directors approved an amendment to the Amended and Restated Plan (the “Amendment”) to reduce the number of Shares available for issuance under the Amended and Restated Plan in the aggregate (and concomitant incentive stock option limit) to 5,760,000 Shares, representing an increase of 900,000 Shares over the number of Shares available under the original 2010 Equity Incentive Plan.  The text of the Amendment is included as Annex A to this Supplement. Other than the amendment described above, all other terms of the Amended and Restated Plan remain the same as described in the Proxy Statement.

The Amended and Restated Plan, as amended, will be presented for stockholder approval at the Annual Meeting and effectiveness of the Amended and Restated Plan, as amended, remains subject to receipt of such approval. If a stockholder returns his or her proxy card or votes via the Internet or by telephone at any time (either before or after the date of this Supplement) indicating “FOR” Proposal Three, such vote will constitute a vote in favor of Proposal Three, amended as set forth in this Supplement.  If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date, via the Internet, by telephone, by mail or by attending the Annual Meeting in person and casting a ballot. If any stockholder would like a new proxy or has any questions, he or she should contact the Company’s General Counsel, Thomas Kavanaugh, c/o Higher One Holdings, Inc., 115 Munson Street, New Haven, Connecticut 06511, or at (203) 776-7776, ext. 4427.

Performance-Based Option Targets.  As described in greater detail in the Proxy Statement, the Compensation Committee of the Board of Directors made a one-time special grant to certain executive officers of performance-based options, to be earned based on growth in the Company’s earnings.  The performance-based options were granted on February 15, 2013, and have an exercise price of $10.52. The number of options granted was as follows:  Messrs. Volchek and Lasater: 525,000 each; Mr. McGuane: 300,000; and Messrs. Reach and Wolf: 150,000 each. A portion of the grants made to Messrs. Volchek, Lasater and McGuane are subject to the stockholders’ approval of the Company’s Amended and Restated Plan, as amended (see above) at the Annual Meeting. In the event that the Amended and Restated Plan is not approved by the stockholders, the grants of performance-based options to Mssrs. Volchek and Lasater will be reduced by 308,317 Shares and the grant of such options to Mr. McGuane will be reduced by 78,268 Shares.

While the terms of the performance-based options were described in the Proxy Statement, the specific performance targets in relation to which options may be earned were not included.  The Company is providing additional information regarding these targets in this Supplement in order to increase the understanding of stockholders of these incentive awards.

The performance-based options will vest in three equal annual installments and may be earned in each year starting at the end of 2014 based on the increase of Adjusted EBITDA (as defined below) over the prior year, subject to the executive’s continued employment. Each year’s installment will be earned or forfeited based on the growth in Adjusted EBITDA from the preceding year starting at the end of 2014, as described in the Schedule 1 below.

Schedule 1
Increase of the Adjusted EBITDA for each applicable fiscal year over the Adjusted EBITDA for the immediately preceding fiscal year	Number of shares subject to the option earned in respect of such applicable fiscal year
Less than 10%	0
10%	1/30th of the shares subject to the option (rounded to the nearest whole number)
20% and above	1/3 of the shares subject to the option (rounded to the nearest whole number)
Greater than 10% but less than 20%
The number of shares subject to the option (rounded to the nearest whole number) earned will be determined by linear interpolation between a 10% and 20% increase in the Adjusted EBITDA, rounded to the nearest hundredth

The performance-based options also have a provision for a true up at the end of the third vesting period, which provides that the Compensation Committee will measure the Cumulative Adjusted EBITDA Increase (as defined below) over the three fiscal year period (2014 – 2016) and apply that rate to the vesting schedule for all performance-based options, as set forth in Schedule 2 below. If the resulting number of earned performance-based options is higher than the sum of the annually earned performance-based options, the higher number will be considered earned and vested.

Schedule 2
Cumulative Adjusted EBITDA Increase	Number of shares subject to the option earned
Less than 10%	0
10%	1/10th of the shares subject to the option (rounded to the nearest whole number), reduced by the aggregate number of shares subject to the option earned pursuant to Schedule 1 above
20% and above	100% of the shares subject to the option, reduced by the aggregate number of shares subject to the option earned pursuant to Schedule 1 above
Greater than 10% but less than 20%
The number of shares subject to the option (rounded to the nearest whole number) earned will be determined by linear interpolation between a 10% and 20% of the Cumulative Adjusted EBITDA Increase (rounded to the nearest hundredth), reduced by the aggregate number of shares subject to the option earned pursuant to Schedule 1 above

“Adjusted EBITDA” shall be based on the audited financial statements of the Company for the applicable fiscal year and determined in the same manner as set forth in the Company’s earnings release reconciliation contained in the Form 8-K filed on February 12, 2013, excluding the effect of:  (i) restructurings, reorganizations, discontinued operations, non-core businesses in continuing operations, acquisitions, dispositions, or any extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Annual Report on Form 10-K for the applicable fiscal year, (ii) the cumulative effects of tax or accounting changes, each in accordance with generally accepted accounting principles, (iii) foreign exchange gains or losses, (iv) stock-based compensation, (v) amortization of intangible assets, impairments of goodwill and other intangible assets, asset write downs, or non-cash interest expense or (vi) litigation or claim judgments or settlements.

“Cumulative Adjusted EBITDA Increase” shall be calculated by adding (i) the increase (or decrease) of the Adjusted EBITDA for 2014 over the Adjusted EBITDA for 2013, the increase (or decrease) of Adjusted EBITDA for 2015 over the Adjusted EBITDA for 2014,  and the increase (or decrease) of Adjusted EBITDA for 2016 over the Adjusted EBITDA for 2015, (ii) dividing the resulting sum by 3, and (iii) rounding to the nearest hundredth.

Proxy Solicitor. After the Proxy Statement was filed, the Company retained Georgeson Inc. to assist in the solicitation of proxies for the Annual Meeting at a fee of approximately $15,000 plus associated costs and expenses.

* * * * *

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

/s/ Thomas D. Kavanaugh

Thomas D. Kavanaugh

Corporate Secretary

ANNEX A

FIRST AMENDMENT TO THE HIGHER ONE HOLDINGS, INC.
2010 EQUITY INCENTIVE PLAN

WHEREAS, on February 15, 2013, the Board of Directors (the “Board”) of Higher One Holdings, Inc.  (the “Corporation”) approved the Higher One Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Amended and Restated Plan”), subject to stockholder approval at the annual meeting of shareholders to be held in 2013 as set forth in the proxy statement for such meeting; and

WHEREAS,  the Board believes it is in the best interests of the Corporation to amend the Amended and Restated Plan to reduce the number of shares of common stock of the Corporation (“Shares”) in the aggregate available for issuance under the Amended and Restated Plan and reduce the number of Shares available for issuance as incentive stock options under the Amended and Restated Plan.

NOW, THEREFORE, it is hereby:

RESOLVED, that, the Amended and Restated Plan is hereby amended by:

(1)
deleting Section 3(a) in its entirety and replacing it with the following:  “Subject to adjustment as provided in Section 10 and the provisions of this Section 3, the number of shares of Common Stock that may be issued or transferred pursuant to Awards granted under the Plan will not exceed 5,760,000 shares of Common Stock in the aggregate, which number of shares includes the necessary adjustment related to previous changes in the number of shares of Common Stock outstanding by reason of the Company’s stock split in 2010.”; and

(2)
deleting clause (i) of Section 3(d) in its entirety and replacing it with the following: “the number of shares of Common Stock that may be covered by Incentive Stock Options shall not exceed 5,760,000 shares of Common Stock in the aggregate, which number of shares includes the necessary adjustment related to previous changes in the number of shares of Common Stock outstanding by reason of the Company’s stock split in 2010; and”.

RESOLVED, that, except as expressly provided in this First Amendment, all other terms and conditions of the Amended and Restated Plan remain in full force and effect, without modification.